UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2022

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

	41280 Bridge Street, Novi, Michigan	48375
	(Address of Principal Executive Offices)	(Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHYF	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2022, the Board of Directors of The Shyft Group, Inc. (the “Corporation”), as part of its ongoing review of the Corporation’s executive compensation program, approved changes to the Corporation’s previously adopted Management Severance Policy (the “Severance Policy”). The updated Severance Policy is now titled the Executive Severance Policy (the "Updated Severance Policy").

The Updated Severance Policy was revised for consistency with market practice. The material changes reflected by the Updated Severance Policy are summarized below. Capitalized terms used but not defined herein have the meaning stated in the Updated Severance Policy.

•
Increase in the severance cash and benefits continuation multiples for a Change in Control Qualifying Termination of the Chief Executive Officer from 24 months and 18 months, respectively, to 36 months;

•
Increase in the severance cash and benefits continuation multiple for a Change in Control Qualifying Termination of covered executives, other than the Chief Executive Officer, from 12 months to 24 months;

•
Increase from 18 months for the Chief Executive Officer, and 12 months for other covered executives, to 24 months for the time in which a Qualifying Termination must occur following a Change in Control to constitute a Change in Control Qualifying Termination;

•
Modify the vesting of outstanding performance based stock unit awards upon a Change in Control Qualifying Termination from vesting based on the portion of the vesting period elapsed prior to the termination and actual Corporation performance to 100% accelerated vesting and all performance goals or other vesting criteria deemed achieved at target levels;

•	Inclusion of Good Reason as a trigger for a Qualifying Termination; and

•	Modification of the scope of outplacement services to terminated participants from up to 18 months to 12 months.

The description of the Updated Severance Policy above is qualified in its entirety by reference to the form attached hereto and filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Description

10.1	Executive Severance Policy
104	Cover Page Interactive File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.
Dated: August 10, 2022	By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Chief Legal Officer; Chief Compliance Officer